                                      EXHIBIT 11
                     CALIFORNIA BANCSHARES, INC. AND SUBSIDIARIES
                          COMPUTATION OF EARNINGS PER SHARE

                                                            Three Months Ended
                                                                 March 31,
                                                             1996       1995
                                                            -------    ------
(In thousands, except per share data)
Net income                                                   $5,154    $4,000
                                                            -------    ------
                                                            -------    ------
Weighted average number
  of common shares
  outstanding                                                10,073     9,974
                                                            -------    ------
                                                            -------    ------

Earnings per common share                                    $ 0.51    $ 0.40
                                                            -------    ------
                                                            -------    ------

Fully diluted earnings per
  common share(1):
Weighted average number of
  common shares outstanding                                  10,073     9,974

 Assuming exercise of stock
  options reduced by the
  number of shares which
  could have been purchased
  with the proceeds from
  exercise of such options                                      300       161
                                                            -------    ------
                                                             10,373    10,135
                                                            -------    ------
                                                            -------    ------

Earnings per common and
 common equivalent share                                    $  0.50    $ 0.39
                                                            -------    ------
                                                            -------    ------


- ---------------

(1) This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K. This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.

                                         (27)